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SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 21, 2017

DTHERA SCIENCES

(Exact Name of Registrant as Specified in Charter)

Nevada	333-191175	90-0925768
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

7310 Miramar Rd Suite 350., San Diego, CA	92126
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 215-6360

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.
Item 8.01	8.01 Other Events.

Common Stock to Trade on OTCQB

On September 21, 2017, Dthera Sciences (the “Company”) announced that its shares of common stock have been approved for trading on the OTCQB® Venture Market. Management of the Company believes that OTCQB membership will provide enhanced investor benefits including higher reporting standards, the potential for increased analyst coverage, and access to news services, as well as more comprehensive compliance requirements.

Completion of Capitalization Restructuring

Additionally, the Company announced that it had closed two previously reported private placement offerings, and completed a restructuring of the Company’s capitalization through the two offerings.

As previously reported by the Company in Current Reports filed with the Commission on July 25, 2017, and August 31, 2017, and in the Company’s Quarterly Report on Form 10-Q on July 19, 2017, the Company commenced two parallel private offerings of its securities, the Investor Offering and the Employee Offering. The aggregate amount sought to be raised in the two offerings was up to $975,000.

Following the closing of the Investor Offering and the Employee Offering, the Company had an aggregate of 45,847,919 shares of its common stock issued and outstanding.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dthera Sciences

Date: September 21, 2017
By: /s/ Edward Cox
Name: Edward Cox
Title: Chief Executive Officer

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